Exhibit (h)(15)

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT
                                 CLASS S SHARES
                                   SCHEDULE A

     The Class S Shares of the Portfolios of Neuberger Berman Advisers Management Trust currently subject to this Agreement and the dates such Portfolios were added to this Agreement are as follows:

Fasciano Portfolio                              November 3, 2003
Focus Portfolio                                 November 3, 2003
Guardian Portfolio                              November 3, 2003
International Portfolio                         November 3, 2003
Mid-Cap Growth Portfolio                        November 3, 2003
Real Estate Portfolio                           November 3, 2003
High Income Bond Portfolio                        June 10, 2004
Regency Portfolio                               December 15, 2004
International Large Cap Portfolio                August 15, 2006

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                                   SCHEDULE B

     Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Administration Agreement shall be:

     (1) The following percentage per annum of the average daily net assets attributable to the Class S Shares of each Portfolio:

Fasciano Portfolio                                  0.30%
Focus Portfolio                                     0.30%
Guardian Portfolio                                  0.30%
International Portfolio                             0.30%
Mid-Cap Growth Portfolio                            0.30%
Real Estate Portfolio                               0.30%
High Income Bond Portfolio                          0.30%
Regency Portfolio                                   0.30%
International Large Cap Portfolio                   0.30%

     (2) Certain out-of-pocket expenses for technology used for shareholder servicing and shareholder communications, subject to the prior approval of an annual budget by the Trust's

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Board of Trustees, including a majority of those Trustees who are not interested persons of the Trust or of Neuberger Berman Management Inc., and periodic reports to the Board of Trustees on actual expenses.

DATED: August 15, 2006